Exhibit 10.17

                              NON-COMPETE AGREEMENT


      This Non-Compete Agreement ("Agreement") is dated as of October 20, 1997, and is between Wilson H. Taylor, who resides at _______________________________ ___________________ ("Executive") and CIGNA Corporation, 1650 Market Street, Philadelphia, Pennsylvania, 19192, a Delaware corporation ("CIGNA").

      WHEREAS, as of October 20, 1997 CIGNA granted to Executive an option to purchase 150,000 shares of CIGNA Common Stock under the CIGNA Long-Term Incentive Plan (the "Option"), and the People Resources Committee of CIGNA's Board of Directors provided that the Option shall remain exercisable only until the earlier of the Option Expiration Date or the end of the period that the non-compete provisions of this Agreement remain in effect.

      NOW, THEREFORE, Executive and CIGNA, intending to be legally bound and in consideration of the Option grant and the promises in this Agreement, mutually agree as follows:

1. In addition to the terms defined above, the following definitions apply to the terms used in this Agreement:

      a. "Company" means CIGNA Corporation and its subsidiaries and affiliates.

      b. "Competitor" means any person or business entity that offers for sale to third parties, in markets that the Company at the relevant time either serves or is actively planning to serve, any products or services of a type then provided to customers by the Company.

      c. "Option Expiration Date" means October 20, 2007, or any earlier date that the Option expires under the terms of the Plan and the Option grant letter and Attachment.

      d.    "Plan" means the CIGNA Long-Term Incentive Plan, as amended.

      e. "Restricted Area" means any geographic area where the Company is doing business as of the beginning of the Restricted Period or has, during the one-year period immediately before the beginning of the Restricted Period, been actively planning to do business.

      f.    "Restriction Period" means the period(s) described in paragraph 3.

      g. "Retirement Date" shall mean the date of Executive's Retirement, as defined in Section 2.27 of the Plan.

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2.    Executive agrees that, during the Restriction Period in the Restricted
Area, he will not:

      a. Become an owner (other than as a shareholder with less than a 2% interest), employee or independent contractor of any Competitor;

      b. Solicit or attempt to solicit, directly or indirectly, on behalf of any Competitor, any person, entity or business that at the time of the solicitation is (or as of the beginning of the Restriction Period was) a Company customer to purchase any products or services of a type then available from Company; or

      c. Directly or indirectly, solicit or hire, solicit the employment or engagement for hire, or otherwise attempt to employ or engage for hire, as an employee or independent contractor any person who, within the one-year period immediately before the beginning of the Restriction Period, has been an officer or employee of the Company, unless the employment of such officer or employee has been unilaterally terminated by the Company.

3.    a.    The Restriction Period shall begin on the Executive's Retirement
            Date. Initially, the Restriction Period shall end on the second anniversary of Executive's Retirement Date.

      b. On each anniversary of the Executive's Retirement Date (including the first anniversary), the Restriction Period shall automatically be extended for one additional year.

      c. The Executive shall, however, have the right to avoid the automatic extension by providing timely written notice to CIGNA. On the Retirement Date anniversary immediately following CIGNA's receipt of the Executive's written notice that he wishes to avoid automatic extension of the Restriction Period, the Restriction Period will not be automatically extended, but will end one year later.

      d. In any event the Restriction Period shall end no later than the Option Expiration Date.

4. The consequences of Executive's breach of any of the terms of this Agreement or of his exercise of the right to avoid the automatic extension of the Restriction Period shall be as set forth in the Option grant letter and Attachment to that letter.

5. In any proceeding in which the Executive (or anyone acting on his behalf) challenges the scope of the restrictions on Executive's post-Retirement activities under this Agreement (including without limitation any proceeding related to Executive's Option rights), if a court or arbitrator finds that such scope is too broad to be enforceable under relevant law, then it is the intent of both

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parties that the court or arbitrator reduce the scope of the protections, but only to the extent necessary to make the restrictions legally enforceable.

6. This Agreement is not a contract of employment for any specified term, and nothing herein is intended to, nor shall be construed as, changing the nature of Executive's employment from an at-will relationship. This Agreement is limited to the terms and conditions set forth herein and does not otherwise address Executive's compensation or benefits, the duties and responsibilities of his position, or any of the Company's other rights as employer.

7. The Agreement is made and entered into in the Commonwealth of Pennsylvania, and at all times and for all purposes shall be interpreted, enforced and governed under its laws, without regard to principles of conflict of laws.

8. It is agreed that any controversy or claim arising out of or relating to this Agreement shall be settled exclusively by arbitration in Philadelphia, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

9. CIGNA's rights and obligations under this Agreement will inure to the benefit of and be binding upon CIGNA's successors and assigns. Executive's rights and obligations under this Agreement shall not be assignable without CIGNA's express, written consent.

10. This Agreement, together with the Option grant letter, the Attachment to that letter and the Plan, contain the entire agreement between Executive and CIGNA with respect to the matters addressed herein and fully replaces and supersedes any and all other prior agreements or understandings between them related to such matters. Any amendment to this Agreement must be in writing and signed by both CIGNA and Executive.


      IN WITNESS WHEREOF, the persons named below have signed this Agreement on the dates shown below.


                                          CIGNA Corporation

     11/21/97                            /s/ Donald M. Levinson
     --------                            ---------------------------------------
       Date                              By: Donald M. Levinson,
                                             Executive Vice President


      11/21/97                           /s/ Wilson H. Taylor
     --------                            ---------------------------------------
         Date                                Wilson H. Taylor

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